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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): December 28, 2007

                             VOYAGER PETROLEUM, INC.
                             -----------------------
             (Exact name of registrant as specified in its charter)


          Nevada                       000-32737                 88-049002272
--------------------------------------------------------------------------------
(State or other jurisdiction     (Commission File Number)      (IRS Employer
     of incorporation)                                       Identification No.)

              123 East Ogden Avenue-Suite 102A, Hinsdale, IL 60521
              ----------------------------------------------------
              (Address of principal executive offices and Zip Code)

        Registrant's telephone number, including area code (630) 325-7130

                                   Copies to:
                             Darrin M. Ocasio, Esq.
                       Sichenzia Ross Friedman Ference LLP
                                   61 Broadway
                            New York, New York 10006
                              Phone: (212) 930-9700
                               Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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ITEM 1.01         ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

         On December 28, 2007, Voyager Petroleum, Inc. (the "Company") entered into an Eighth Amendment to the Purchase and Sale Agreement ("Purchase Agreement") with Deacon Enterprises, Inc. ("Deacon"), a Michigan corporation, for the purchase of a processing facility located in Detroit, Michigan (the "Eighth Amendment"). Pursuant to the terms of the Eighth Amendment, the Company's right to inspect and evaluate the property was extended from December 31, 2007 until January 25, 2008 at 5:00 EST with an additional cost to the Company of $15,000. The additional $15,000 will be applied to the purchase price of the property which is $725,000. The extensions to the Purchase Agreement have been necessary to evaluate certain title of property issues and obtain appropriate consents to the purchase and the easements.

This extension to the Purchase Agreement has also been necessary for the Company to take the necessary steps, including obtaining approval from the Company's senior secured lenders with respect to the subordination of their security interest in the assets of the Company, to ensure it could secure sufficient financing for the purchase of the property. There can be no guarantee that the Company will be able to secure sufficient financing for the purchase of the property. If the Closing does not occur by January 25, 2008, Deacon may terminate the Agreement and retain the $50,000 deposit held in escrow. A copy of the Eighth Amendment is attached hereto as Exhibit 99.1.

The Company is also negotiating an extension of its sublease for the processing facility with D.A. Stuart Company, the current lessee. The term of the sublease expired on December 31, 2007. There can be no assurance that the Company will be able to secure an extension of the sublease for this facility.

The processing facility is located at 600 Deacon St. in Detroit, Michigan. The Company completed a Phase II Environmental Site assessment of the processing facility in May, 2007. This facility includes a 20,000 sq. ft. plant located on
3.5 acres of land and will be utilized for processing and bottling reclaimed used oil and blending premium oil. It encompasses a processing plant, warehouse space and offices with on-site railroad access and multiple loading docks. The plant houses 22 outside storage tanks and 32 inside storage tanks for a total storage capacity of 718,000 gallons.


ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS.

         Exhibits

         99.1 Eighth Amendment to the Purchase and Sale Agreement, dated December 28, 2007, by and between Voyager Petroleum, Inc. and Deacon Enterprises, Inc.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                 VOYAGER PETROLEUM, INC.


Date: January 4, 2008                            /s/ Sebastien C.  DuFort
                                                 -------------------------------
                                                 Sebastien C. DuFort
                                                 President